As revised November 7, 2007

                        RS INVESTMENT MANAGEMENT CO. LLC
                                    ("RSIM")

                               RS INVESTMENT TRUST
                           RS VARIABLE PRODUCTS TRUST
                          (COLLECTIVELY, "THE TRUSTS")


                           ---------------------------
                                 CODE OF ETHICS
                                    Including
                         RSIM POLICY ON PERSONAL TRADING
                           ---------------------------


THINGS YOU NEED TO KNOW TO USE THIS CODE

     1. Terms in BOLDFACE TYPE have special meanings as used in this Code. To understand this Code, you need to read the definitions of these terms. The definitions are at the end of this Code.

     2. To understand what parts of this Code apply to you, you need to know whether you fall into one of these categories:

                                  ACCESS PERSON
                                 ADVISORY PERSON

              If you don't know, ask the CHIEF COMPLIANCE OFFICER.

              This Code has three sections:

                  Part I -- Applies to All Personnel
                  Part II -- Applies to ACCESS PERSONS
                  Part III -- Definitions

         There are also three Reporting Forms that ACCESS PERSONS have to fill out under this Code. You can get copies of the Reporting Forms from the CHIEF COMPLIANCE OFFICER or online at https://rsinvestments.ptaconnect.com.

         NOTE: If you are an ADVISORY PERSON, you are automatically an ACCESS PERSON too, so you must comply with both the ACCESS PERSON provisions and the ADVISORY PERSON provisions.

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     3. The CHIEF COMPLIANCE OFFICER has the authority to grant written waivers of the provisions of this Code in appropriate instances. However:

     o    RSIM expects that waivers will be granted only in rare instances, and

     o Some provisions of this Code that are mandated by SEC rule cannot be waived.

                       PART I -- APPLIES TO ALL PERSONNEL

GENERAL PRINCIPLES--THESE APPLY TO ALL RSIM PERSONNEL

     RSIM is a fiduciary for its investment advisory and sub-advisory clients. Because of this fiduciary relationship, it is generally improper for RSIM or its personnel to:

     o use for their own benefit (or the benefit of anyone other than the client) information about RSIM's trading or recommendations for client accounts; or

     o take advantage of investment opportunities that would otherwise be available for RSIM's clients.

     Also, as a matter of business policy, RSIM wants to avoid even the appearance that RSIM, its personnel, or others receive any improper benefit from information about client trading or accounts, or from our relationships with our clients or with the brokerage community.

     RSIM expects all personnel to comply with the spirit of this Code, as well as the specific rules contained in this Code. RSIM and this Code require all employees to comply with all applicable federal securities laws, including the Investment Advisers Act of 1940, the Investment Company Act of 1940, the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley Act of 2002, the Bank Secrecy Act and Title V of the Gramm-Leach-Bliley Act and any rules adopted by any government agency under any of those statutes. In addition, all employees must report promptly to the CHIEF COMPLIANCE OFFICER any violations of this Code of which they become aware.

     RSIM treats violations of this Code (including violations of the spirit of this Code) very seriously. If you violate either the letter or the spirit of this Code, RSIM might impose penalties or fines, cut your compensation, demote you, require disgorgement of trading gains, or suspend or terminate your employment.

     Improper trading activity can constitute a violation of this Code. But you can also violate this Code by failing to file required reports, or by making inaccurate or misleading reports or statements concerning trading activity or securities accounts. Your conduct can violate this Code, even if no clients are harmed by your conduct.

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     If you have any doubt or uncertainty about what this Code requires or permits, you should ask the CHIEF COMPLIANCE OFFICER. Don't just guess at the answer.

     This is a combined Code of Ethics for RSIM and the Trusts. Not every violation of this Code will affect, or will relate to investment activity of, the Trusts or every other RSIM client. Certain of the requirements or prohibitions set out below are specified to be "Separately Determined" requirements or prohibitions. A violation of any Separately Determined requirement or prohibition will only be considered to be a violation of the Code of Ethics of the Trusts if and to the extent that the violation in question involved one of the Trusts or their series ("Funds") or their investment activities. If a requirement or prohibition is not specified to be Separately Determined, any violation of the requirement or prohibition shall be a violation of the Code of Ethics for RSIM and the Trusts.

GENERAL ANTI-FRAUD PROHIBITION - THIS APPLIES TO ALL PERSONNEL, INCLUDING TRUSTEES OF THE TRUST

     The prohibitions of this section are Separately Determined. It is a violation of this Code of Ethics for any officer, director, member, or employee of RSIM or the Trusts, in connection with the purchase or sale, directly or indirectly, by the person of any security:

     1. To employ any device, scheme, or artifice to defraud any Fund or any other client of RSIM;

     2. To make any untrue statement of a material fact to any Fund or any other client of RSIM or omit to state a material fact necessary in order to make the statements made to the Fund or any such client, in light of the circumstances under which they are made, not misleading;

     3. To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on any Fund or other client or RSIM;

     4. To engage in any manipulative practice with respect to any Fund or other client of RSIM;

     5. To engage in any transaction in securities on the basis of material, nonpublic information in violation of applicable law.

GIFTS TO OR FROM BROKERS OR CLIENTS--THIS APPLIES TO ALL RSIM PERSONNEL

     No personnel may accept, GIVE or receive on their own behalf or on behalf of RSIM any gift or other accommodations from a vendor, broker, securities salesman, client, or prospective client (a "business contact") that might create a conflict of interest

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or AN APPEARANCE OF SUCH A CONFLICT OR interfere with the impartial discharge of the recipient's responsibilities to RSIM or its clients or place the recipient or the Firm in a difficult or embarrassing position OR THAT MAY BE CONSTRUED AS AN IMPROPER ATTEMPT TO INFLUENCE THE RECIPIENT. This prohibition applies equally to gifts to members of the FAMILY/HOUSEHOLD of RSIM personnel.

     In no event should gifts to or from any one business contact have a value that exceeds the annual limitation on the dollar value of gifts established by the FINRA from time to time (currently $100), UNLESS THERE IS NO CONFLICT OF INTEREST, DIRECTLY OR INDIRECTLY, WITH ANY OF THE FIRMS CLIENTS' AND THE GIFT IS APPROVED BY THE CCO.

     These policies are not intended to prohibit normal business entertainment. For more information, please review the firm's Policy Regarding Gifts or ask the CHIEF COMPLIANCE OFFICER.

SERVICE ON THE BOARD OR AS AN OFFICER OF ANOTHER COMPANY--THIS APPLIES TO ALL PERSONNEL

     To avoid conflicts of interest, inside information, and other compliance and business issues, RSIM prohibits all its employees from serving as officers or members of the board of any other for-profit entity, except with the advance written approval of the CEO of RSIM and of the CHIEF COMPLIANCE OFFICER. RSIM can deny approval for any reason. This prohibition does not apply to service as an officer or board member of any parent or subsidiary of RSIM. Any transactions for any client account in securities of any company that any employee of RSIM serves as an officer or board member must be pre-approved by the CHIEF COMPLIANCE OFFICER (the requirement of this sentence being Separately Determined). Also, you must (a) certify on a quarterly basis that neither you nor any member of your FAMILY/HOUSEHOLD has such a position with a public company, and (b) inform the Compliance Department immediately if you or any member of your FAMILY/HOUSEHOLD assumes such a position.

                    PART II -- APPLIES TO ALL ACCESS PERSONS

A. REPORTING REQUIREMENTS--THESE APPLY TO ALL ACCESS PERSONS (INCLUDING ALL ADVISORY PERSONS)

NOTE: One of the most complicated parts of complying with this Code is understanding what holdings, transactions, and accounts you must report and what accounts are subject to trading restrictions. For example, accounts of certain members of your FAMILY/HOUSEHOLD are covered, as are certain categories of trust accounts, certain investment pools in which you might participate, and certain accounts that others may be managing for you. To be sure you understand what holdings, transactions, and accounts are covered, it is essential that you carefully review the definitions of COVERED SECURITY, FAMILY/HOUSEHOLD, and BENEFICIAL OWNERSHIP in the "Definitions" section at the end of this Code. For your own protection and the protection of RSIM, you should always err on the side of reporting if you have any question as to whether you are required to report.

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ALSO: You must file the reports described below, even if you have no holdings, transactions, or accounts to list in the reports.

     1. INITIAL HOLDINGS REPORTS. No later than 10 days after you become an ACCESS PERSON, you must file with the CHIEF COMPLIANCE OFFICER a Holdings Report [See attached] (copies of all reporting forms are available from the CHIEF COMPLIANCE OFFICER and online at https://rsinvestments.ptaconnect.com).

     The report requires you to list all COVERED SECURITIES, including shares of mutual funds, in which you (or members of your FAMILY/HOUSEHOLD) have BENEFICIAL OWNERSHIP. It also requires you to list all brokers, dealers, and banks where you maintained an account in which any securities (not just COVERED SECURITIES) were held for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD on the date you became an Access Person. The report must be current as of a date no more than 45 days prior to the date you became an Access Person.

     The report also requires you to confirm that you have read and understand this Code, that you understand that it applies to you and members of your FAMILY/HOUSEHOLD and that you understand that you are an ACCESS PERSON and, if applicable, an ADVISORY PERSON under this Code.

     2. QUARTERLY TRANSACTION REPORTS. No later than 30 days after the end of March, June, September, and December each year, you must file with the CHIEF COMPLIANCE OFFICER a Quarterly Transactions Report [Attached 17j-1 Form] or complete the online 17j-1 certification at https://rsinvestments.ptaconnect.com.

     The Report requires you to list all transactions (other than transactions effected pursuant to an AUTOMATIC INVESTMENT PLAN) during the most recent calendar quarter in COVERED SECURITIES, in which transactions you (or a member of your FAMILY/HOUSEHOLD) had BENEFICIAL OWNERSHIP. Please note that transactions in any mutual funds, whether Funds or not, are subject to quarterly reporting. The report also requires you to list all brokers, dealers, and banks where you or a member of your FAMILY/HOUSEHOLD established an account in which any securities (not just COVERED SECURITIES) were held during the quarter for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD.

     Every Quarterly Transactions Report shall contain the following information:

     (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), and the number of shares, and the principal amount of each security involved;

     (ii) The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

    (iii) The price at which the transaction was effected;

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     (iv) The name of the broker, dealer, or bank with or through whom the transaction was effected; and

     (v)  The date when you submit the report.

     Copies of statements or confirmations containing the information specified above may be submitted in lieu of listing the transactions. Persons submitting statements (or causing statements to be submitted) will be deemed to have satisfied this reporting requirement, and need only sign off quarterly on having complied.

     For periods in which no reportable transactions were effected, the Quarterly Transactions Report shall contain a representation that no transactions subject to the reporting requirements were effected during the relevant time period.

     3. ANNUAL HOLDINGS REPORTS. By February 14 of each year, you must file with the CHIEF COMPLIANCE OFFICER an Annual Holdings Report on [Attached Holdings Report], or complete an online report at https://rsinvestments.ptaconnect.com. The report must state the date on which you submit it.

     The report requires you to list all COVERED SECURITIES, including shares of mutual funds, in which you (or a member of your FAMILY/HOUSEHOLD) had BENEFICIAL OWNERSHIP as of December 31 of the prior year. It also requires you to list all brokers, dealers, and banks where you or a member of your FAMILY/HOUSEHOLD maintained an account in which any securities (not just COVERED SECURITIES) were held for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD on December 31 of the prior year.

     The report also requires you to confirm that you have read and understand this Code and have complied with its requirements, that you understand that it applies to you and members of your FAMILY/HOUSEHOLD, and that you understand that you are an ACCESS Person and, if applicable, an ADVISORY PERSON under this Code.

     Any quarterly or annual report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

     4. PERSONAL ACCOUNTS; DUPLICATE CONFIRMATION STATEMENTS. All personal brokerage accounts from RSIM personnel and any members of their FAMILY/HOUSEHOLD must be maintained at Charles Schwab & Co. or Fidelity Investments. Any exceptions to this policy must be approved by the Compliance Department. If you or any member of your FAMILY/HOUSEHOLD has, or intends to open, a securities account with any broker, dealer, or bank, including Charles Schwab & Co. or Fidelity Investments, you or your FAMILY/HOUSEHOLD member must (i) notify the Compliance Department and (ii) direct that broker, dealer, or bank to send, directly to the Firm's CHIEF COMPLIANCE OFFICER, contemporaneous duplicate copies of all transaction confirmation statements and all account statements relating to that account.

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     5. EXCEPTIONS TO REPORTING REQUIREMENTS.

     (i) An ACCESS PERSON is not required to file reports under paragraphs A.1,
A.2 or A.3 above with respect to accounts over which neither the ACCESS PERSON nor any member of his or her FAMILY/HOUSEHOLD exercises any direct or indirect influence or control.

     (ii) An independent Trustee, i.e., a Trustee of one or both of the Trusts who is not an "interested person" (as defined in Section 2(a)(19) of the 1940
ACT) of the Trust(s), is not required to file reports under paragraphs A.1 or
A.3 above, and is not required to file any report under paragraph A.2 above with respect to any transaction in a security unless the Trustee knew or, in the ordinary course of fulfilling his official duties as a Trustee of one or both of the Trusts, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the Trustee, such security is or was purchased or sold by a Fund or is or was being considered for purchase or sale by a Fund or by its investment adviser.

B. TRANSACTION RESTRICTIONS--THESE APPLY TO ALL ACCESS PERSONS (INCLUDING ALL ADVISORY PERSONS), EXCEPT MEMBERS OF THE TRUSTS' BOARDS WHO ARE NOT OFFICERS OR EMPLOYEES OF RSIM

     1. PRE-CLEARANCE. You and members of your FAMILY/HOUSEHOLD are prohibited from engaging in any transaction in a COVERED SECURITY (other than as excepted below) for any account in which you or a member of your FAMILY/HOUSEHOLD has any BENEFICIAL OWNERSHIP, unless you obtain, in advance of the transaction, written pre-clearance for that transaction from the Compliance Department.

     Once obtained, pre-clearance is valid only for the day on which it is granted. The CHIEF COMPLIANCE OFFICER may revoke a pre-clearance any time after it is granted and before you execute the transaction. The CHIEF COMPLIANCE OFFICER may deny or revoke pre-clearance for any reason. In no event will pre-clearance be granted for any COVERED SECURITY if, to the knowledge of the CHIEF COMPLIANCE OFFICER, the Firm has a buy or sell order pending for that same security or a closely related security (such as another security of the same issuer, an option relating to that security, or a related convertible or exchangeable security) for any client. Please note that obtaining pre-clearance for a transaction does not guarantee that the trade will not be later reversed should a subsequent trade in the same security be effected in any client account. An ADVISORY PERSON would not normally be expected to request pre-clearance with respect to a transaction that would violate any provision of this Code.

     Subsequent review: Even if a transaction in a security has been pre-cleared, the transaction is subject to continuing review even after it has been effected and may later be reversed if, in the absolute discretion of the CHIEF COMPLIANCE OFFICER and the CEO of RSIM, reversal is appropriate in light of the circumstances existing before, at the time of, or after the time of the transaction.

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     Special pre-clearance rule for ADVISORY PERSONS: Except with respect to trades of Fund shares, each request for pre-clearance by an Advisory Person must: (i) be submitted via e-mail (whenever possible) to the Compliance Department, with a copy to all RSIM portfolio managers; and (ii) include an explanation as to why that transaction is not appropriate for any client account managed or supported by that ADVISORY PERSON.

     The pre-clearance requirements do not apply to the following categories of transactions:

     X Transactions in COVERED SECURITIES issued or guaranteed by any national government that is a member of the Organization for Economic Cooperation and Development, or any agency or authority thereof.

     X Transactions in futures and options contracts on interest rate instruments or indexes, and options on such contracts.

     X    Transactions in shares of mutual funds.

     X Transactions that occur by operation of law or under any other circumstance in which neither the ACCESS PERSON nor any member of his or her FAMILY/HOUSEHOLD exercises any direct or indirect influence or control over the account in which the transaction occurred.

     X Transactions in fixed-income securities issued by any state, its political subdivisions (e.g., counties, cities, towns), or their agencies or instrumentalities, the interest from which is exempt from regular federal income tax.

     X    Sales of interests in private investment vehicles.

     X    Purchases of COVERED SECURITIES pursuant to an Automatic Investment
          Plan.

     2. INITIAL PUBLIC OFFERINGS AND PRIVATE PLACEMENTS. Neither you nor any member of your FAMILY/HOUSEHOLD may acquire any BENEFICIAL OWNERSHIP in any COVERED SECURITY in: (a) an initial public offering, under any circumstances; or
(b) a private placement (including a private placement of interests in a hedge fund or other investment limited partnership), except with specific approval from RSIM's CEO (in addition to normal pre-clearance from the Compliance Department).

     3. SHORT-TERM TRADING. Neither you nor any member of your FAMILY/HOUSEHOLD may purchase and sell, or sell and purchase, shares of a Fund within any period of 90 calendar days. If you or any member of your FAMILY/HOUSEHOLD purchase and sell, or sell and purchase, any other COVERED SECURITY (or any closely

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related security, such as an option or a related convertible or exchangeable security) within any period of 60 calendar days, then the Firm will require any profits from the transactions to be donated to a charity designated by the Firm. For purposes of this restriction, the exercise of an employee stock option by a member of your FAMILY/HOUSEHOLD will not be considered a purchase.

     4. TRADING IN COMMON HOLDINGS. Neither you nor any member of your FAMILY/HOUSEHOLD may sell any COVERED SECURITY, or a security of the same issuer, that is also held in any client account, except during the last five trading days of both June and December or with specific approval from RSIM's CEO (in all cases subject to normal pre-clearance from the Compliance Department). This restriction does not apply to: (i) large-cap stocks, currently defined as those issued by companies whose market capitalization is larger than the median of the Dow Jones Composite Average as of the end of the most recent quarter;
(ii) exchange traded funds over $5 billion in net assets; and (iii) securities held only in client accounts whose investment objective is to track the performance of a broad market index.

C. BLACKOUT PERIODS -- APPLIES TO ALL ACCESS PERSONS (INCLUDING ALL ADVISORY PERSONS), EXCEPT MEMBERS OF THE TRUSTS' BOARDS WHO ARE NOT OFFICERS OR EMPLOYEES OF RSIM

     No ACCESS PERSON (including any member of the FAMILY/HOUSEHOLD of such ACCESS PERSON) may purchase or sell any COVERED SECURITY (other than an exchange traded fund with over $5 billion in net assets) within the seven calendar days immediately before or after a calendar day on which any client account managed by RSIM purchases or sells (excluding a "program trade" or other automated transaction) that COVERED SECURITY (or any closely related security, such as another security of the same issuer, an option, or a related convertible or exchangeable security). If any such transactions occur, RSIM, at the sole discretion of the CHIEF COMPLIANCE OFFICER and the senior management of RSIM, will generally require any profits from the transactions to be donated to a charity designated by the Firm. Note that the total blackout period is 15 days (the day of the client trade, plus seven days before and seven days after). The prohibitions of this paragraph C are Separately Determined. The CHIEF COMPLIANCE OFFICER and RSIM's CEO may suspend the prohibitions of this paragraph with respect to trades of de minimis amounts (relative to the size of client positions and trades in the relevant security) effected during the last five trading days of both June and December.

NOTE: It sometimes happens that an ADVISORY PERSON who is responsible for making investment recommendations or decisions for client accounts (such as a portfolio manager or analyst) determines--within the seven calendar days after the day he or she (or a member of his or her FAMILY/HOUSEHOLD) has purchased or sold for his or her own account a COVERED SECURITY that was not, to the ADVISORY Person's knowledge, then under consideration for purchase by any client account--that it would be desirable for client accounts as to which the ADVISORY PERSON is responsible for making investment recommendations or decisions to purchase or sell the same COVERED SECURITY (or a closely related security). In this situation, the ADVISORY PERSON MUST put the clients'

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interests first, and promptly make the investment recommendation or decision in the clients' interest, rather than delaying the recommendation or decision for clients until after the seventh day following the day of the transaction for the ADVISORY PERSON's (or FAMILY/HOUSEHOLD member's) own account to avoid conflict with the blackout provisions of this Code. Additionally, such ADVISORY PERSON shall submit a written report to the CHIEF COMPLIANCE OFFICER describing the circumstances of the purchase or sale of the COVERED SECURITY for his or her own account, and attesting that at the time of such purchase or sale, the ADVISORY PERSON did not have actual knowledge that the Covered Security was being considered for purchase or sale by any client account. RSIM recognizes that this situation may occur in entire good faith, and will not require disgorgement of profits in such instances if it appears, in the sole discretion of the CHIEF COMPLIANCE OFFICER and senior management of RSIM, that the ADVISORY PERSON acted in good faith and in the best interests of RSIM's clients.

                         PART III - Non-Access Directors

In furtherance of the principle that NON-ACCESS DIRECTORS are not ACCESS
PERSONS:

     o NON-ACCESS DIRECTORS generally should not make any inquiries of any RSIM personnel regarding nonpublic information regarding the purchase or sale of securities for, any recommendations to, or portfolio holdings of any client of RSIM;

     o RSIM personnel generally should refrain from discussing with any Non-Access Director nonpublic information regarding the purchase or sale of securities for, any recommendations to, or portfolio holdings of any client of RSIM; and

     o the CHIEF COMPLIANCE OFFICER shall be responsible for informing RSIM personnel of (i) their duties under this Part III of the Code of Ethics and (ii) the identity of those directors of RSIM whom the CHIEF COMPLIANCE OFFICER has determined to be NON-ACCESS DIRECTORS.

In addition, in order to ensure that each NON-ACCESS DIRECTOR remains properly designated as such,

     o the CHIEF COMPLIANCE OFFICER shall review the status of each NON-ACCESS DIRECTOR periodically, but at least annually, make any necessary changes to the prior determinations, after consultation with the CEO and RSIM's general counsel, and report the names of any additional NON-ACCESS DIRECTORS to RSIM personnel as soon as possible thereafter; and

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     o    each NON-ACCESS DIRECTOR shall be responsible for promptly informing the CHIEF COMPLIANCE OFFICER of any changes in his responsibilities as a director of RSIM, involvement with RSIM, and/or access to nonpublic information regarding a purchase, sale, recommendation or holding of a security by or for a RSIM client account.

RSIM anticipates that there may be rare instances in which (1) RSIM determines that it is necessary to discuss with the Board of RSIM certain nonpublic information regarding a purchase, sale, recommendation or holding of a security by or for a RSIM client account or (2) a NON-ACCESS DIRECTOR accidentally comes into possession of nonpublic information regarding a purchase, sale, recommendation or holding of a security by or for a RSIM client account (e.g., a RSIM officer or employee inadvertently discloses nonpublic information to a NON-ACCESS DIRECTOR in discussions with the Board or the particular NON-ACCESS DIRECTOR).

The following procedures have been established for safeguarding client interests in such situations:

     o In any instance described above in clause (1) where RSIM determines that it is necessary to discuss with the Board certain nonpublic information regarding a purchase, sale, recommendation or holding by or for a RSIM client account, the Board (except any NON-ACCESS DIRECTOR) shall determine whether or not it is in the best interests of RSIM and its clients to exclude such NON-ACCESS DIRECTORS from the discussions and any decision-making related to such nonpublic information.

          In the event that the Board determines that is in the best interests of RSIM and its clients to include the NON-ACCESS DIRECTORS in the related discussions and decision-making, the Board shall promptly inform the CHIEF COMPLIANCE OFFICER of this decision and the NON-ACCESS DIRECTORS shall be prohibited from purchasing or selling, on behalf of themselves or others, any security of any issuer about which nonpublic information regarding the purchase, sale, recommendation or holding of a security of such issuer by or for a RSIM client account was discussed with the Board for a period of 90 days following the receipt of such information by the NON-ACCESS DIRECTORS.

     o In any instance in which a NON-ACCESS DIRECTOR accidentally comes into possession of nonpublic information regarding a purchase, sale, recommendation or holding of a security of an issuer by or for a RSIM client account as described in clause (2) above, the NON-ACCESS DIRECTOR shall promptly notify the CHIEF COMPLIANCE OFFICER of his receipt of such nonpublic information, and shall be prohibited from purchasing or selling, on behalf of himself or others, any security of such issuer for a period of 90 days following the receipt of such information.

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     o    If a NON-ACCESS DIRECTOR is uncertain as to whether the information he received regarding a purchase, sale, recommendation or holding of a security of an issuer by or for a RSIM client account is nonpublic, the NON-ACCESS DIRECTOR should promptly report the information to the CHIEF COMPLIANCE OFFICER and refrain from purchasing or selling the securities on behalf of himself or others until the CHIEF COMPLIANCE OFFICER has stated his determination as to the information.

Each NON-ACCESS DIRECTOR shall be required to provide a certification in the form of Appendix A to this Code to RSIM within 10 calendar days after the end of each calendar quarter. In the event a NON-ACCESS DIRECTOR does not or cannot make the certifications described above for a calendar quarter within 10 calendar days after the end of such quarter, the CHIEF COMPLIANCE OFFICER shall evaluate and determine, after consultation with the CEO and RSIM's general counsel, whether such NON-ACCESS DIRECTOR should continue to be designated as a NON-ACCESS DIRECTOR under the Code.

RSIM shall document any determination that a director of RSIM shall be designated, or continue to be designated, as a NON-ACCESS DIRECTOR and any determination that a current NON-ACCESS DIRECTOR should lose his or her designation as such, and shall maintain and preserve these documents for a period of not less than six years from the end of the fiscal year in which the determination was made, the first two years in an easily accessible place.

RSIM shall maintain each quarterly certification provided by a NON-ACCESS DIRECTOR in the same manner it maintains the quarterly transaction reports of its Access Persons required by the Code.

                             PART IV -- DEFINITIONS

         These terms have special meanings in this Code of Ethics:

                                    1940 ACT
                                  ACCESS PERSON
                                 ADVISORY PERSON
                              BENEFICIAL OWNERSHIP
                            CHIEF COMPLIANCE OFFICER
                                COVERED SECURITY
                                FAMILY/HOUSEHOLD


     The special meanings of these terms as used in this Code of Ethics are explained below. Some of these terms (such as "beneficial ownership") are sometimes used in other contexts, not related to Codes of Ethics, where they have different meanings. For example, "beneficial ownership" has a different meaning in this Code of Ethics than it does in the SEC's rules for proxy statement disclosure of corporate directors' and officers' stockholdings, or in determining whether an investor has to file 13D or 13G reports with the SEC.

               IMPORTANT: IF YOU HAVE ANY DOUBT OR QUESTION ABOUT WHETHER AN INVESTMENT, ACCOUNT OR PERSON IS COVERED BY ANY OF THESE DEFINITIONS, ASK THE CHIEF COMPLIANCE OFFICER. DON'T JUST GUESS AT THE ANSWER.

1940 ACT means the Investment Company Act of 1940, as amended.

ACCESS PERSON means: (A) any officer, director, trustee, member or partner of RSIM or the Trusts; or (B) any employee of RSIM or the Trusts who, in connection with his or her regular functions or duties, makes, participates in, influences, or obtains information regarding, the purchase or sale of any securities (even if they are not COVERED SECURITIES) for any client account, or any recommendations with respect to such purchases or sales; or (C) any natural person who directly or indirectly has a 25% or greater interest in RSIM or any Fund and obtains information concerning recommendations made to any client of RSIM regarding the purchase or sale of any securities (whether or not they are COVERED SECURITIES).

Note: The presumption that a director of RSIM is an Access Person may be rebutted for any director who is not an officer or employee of RSIM, upon a finding by the CHIEF COMPLIANCE OFFICER, AFTER CONSULTATION WITH THE CEO AND RSIM'S GENERAL COUNSEL, that he meets all of the following conditions:

o He, in connection with his regular functions or duties, does not recommend, participate in, or obtain nonpublic information regarding, the purchase or sale of COVERED SECURITIES by RSIM's clients; and

o He does not have access to nonpublic information regarding any client's purchase, sale, or holdings of Covered Securities.

o He is not involved in making securities recommendations to RSIM's clients, and does not have access to such recommendations that are nonpublic.

Upon a finding by the CHIEF COMPLIANCE OFFICER that a director of RSIM satisfies the foregoing conditions, such director will be designated a "Non-Access Director" and will be subject to the provisions of Part III above.

ADVISORY PERSON means any ACCESS PERSON who, in connection with his or her regular functions or duties, makes, participates in or influences (A) the purchase or sale of any securities (even if they are not COVERED SECURITIES) for any client account or (B) any recommendations with respect to such purchases or sales. RSIM's CEO is also an ADVISORY PERSON. A person who is an Access Person solely by virtue of the fact that that person obtains information regarding the purchase or sale of any securities or any recommendation with respect to such purchases or sales, but does not make, participate in, or influence such purchases, sales, or recommendations is not an Advisory Person.

AUTOMATIC INVESTMENT PLAN means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

BENEFICIAL OWNERSHIP means any opportunity, directly or indirectly, to profit or share in the profit from any transaction in securities. It also includes transactions over which you exercise investment discretion (other than for a client of RSIM), even if you don't share in the profits.

BENEFICIAL OWNERSHIP is a very broad concept. Some examples of forms of BENEFICIAL OWNERSHIP include:

               Securities held in a person's own name, or that are held for the person's benefit in nominee, custodial or "street name" accounts.

               Securities owned by or for a partnership in which the person is a general partner (whether the ownership is under the name of that partner, another partner or the partnership or through a nominee, custodial or "street name" account).

               Securities that are being managed for a person's benefit on a discretionary basis by an investment adviser, broker, bank, trust company, or other manager, unless the securities are held in a "blind trust" or similar arrangement under which the person is prohibited by contract from communicating with the manager of the account and the manager is prohibited from disclosing to the person what investments are held in the account. (Just putting securities into a discretionary account is not enough to remove them from a person's BENEFICIAL OWNERSHIP. This is because, unless the account is a "blind trust" or similar arrangement, the owner of the account can still communicate with the manager about the account and potentially influence the manager's investment decisions.)

               Securities in a person's individual retirement account.

               Securities in a person's account in a 401(k) or similar retirement plan, even if the person has chosen to give someone else investment discretion over the account.

               Securities owned by a trust of which the person is either a trustee or a beneficiary.

               Securities owned by a corporation, partnership, or other entity that the person controls (whether the ownership is under the name of that person, under the name of the entity or through a nominee, custodial or "street name" account).

This is not a complete list of the forms of ownership that could constitute BENEFICIAL OWNERSHIP for purposes of this Code. You should ask the CHIEF COMPLIANCE OFFICER if you have any questions or doubts at all about whether you or a member of your FAMILY/HOUSEHOLD would be considered to have BENEFICIAL OWNERSHIP in any particular situation.

CHIEF COMPLIANCE OFFICER means John J. Sanders, Jr., his successor, or another person designated to perform the functions of the Chief Compliance Officer. You can reach the Chief Compliance Officer by calling 415-591-2768. For purposes of reviewing the Chief Compliance Officer's own transactions and reports under this Code, the functions of the Chief Compliance Officer are performed by Forrest Hendrickson or another person designated to perform that function.

Three alternate Compliance Officers have been designated for RSIM and the
Trusts: (1) Forrest Hendrickson, (2) Marianne Clark and (3) Mai Nguyen.

The Chief Compliance Officer will create a list of all ACCESS PERSONS and update the list with reasonable frequency. The Chief Compliance Officer will circulate a copy of this Code and any amendments hereto to each ACCESS PERSON, together with an acknowledgement of receipt, which shall be signed and returned to the Chief Compliance Officer by each ACCESS PERSON promptly after he or she becomes an ACCESS PERSON and at least once a year thereafter.

COVERED SECURITY means anything that is considered a "security" under the 1940 ACT, except:

               Direct obligations of the U.S. Government.

               Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt obligations, including repurchase agreements.

               Money market mutual funds.

This is a very broad definition of security. In addition to including shares in any Fund and any other mutual fund, it also includes most kinds of investment instruments, including things that you might not ordinarily think of as "securities," such as:

               shares of investment companies, including mutual funds (other than money market mutual funds) options on securities, on indexes and on currencies exchange traded funds, SPDR's and QQQQ's

               investments in all kinds of limited partnerships

               investments in foreign unit trusts and foreign mutual funds investments in private investment funds, hedge funds and investment clubs

If you have any question or doubt about whether an investment is a considered a security or a COVERED SECURITY under this Code, ask the CHIEF COMPLIANCE OFFICER.

Members of your FAMILY/HOUSEHOLD include:

               Your spouse or domestic partner (unless they do not live in the same household as you and you do not contribute in any way to their support).

               Your children, if they (A) are under the age of 18 or (B) live in the same household as you or (C) receive any support from you.

               Any of these people who live in your household: your stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law, including adoptive relationships.

Comment--There are a number of reasons why this Code covers transactions in which members of your FAMILY/HOUSEHOLD have BENEFICIAL OWNERSHIP. First, the SEC regards any benefit to a person that you help support financially as indirectly benefiting you, because it could reduce the amount that you might otherwise contribute to that person's support. Second, members of your household could, in some circumstances, learn of information regarding the Firm's trading or recommendations for client accounts, and must not be allowed to benefit from that information.

                        RS INVESTMENT MANAGEMENT CO. LLC
                               RS INVESTMENT TRUST
                           RS VARIABLE PRODUCTS TRUST


                                 HOLDINGS REPORT

                   For the Year/Period Ended: ________________
                                              (month/day/year)

                Check here if this is an Initial Holdings Report  [ ]

To the Compliance Officer:

         As of the calendar year/period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the RSIM Code of Ethics:

Security Name (symbol or CUSIP #) and Type   Number of Shares   Principal Amount
------------------------------------------   ----------------   ----------------






The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows (institution and account number(s)):





Date:______________                                Signature:___________________

                                                   Print Name:__________________

                     Please sign and date theattached form.
                      Detach and return to RSIM Compliance.

I certify that:

     1. I have reviewed the Code of Ethics (Code) and I agree to and understand its terms and requirements.

     2. During my association with the company: I have complied with the Code; and I will comply with the Code, as amended, in the future.

     3. If I become aware of any violation or possible violation of the Code I will report it to the Chief Compliance Officer.

     4. I understand that any violation of the Code may be grounds for disciplinary action or possible termination of my employment.

     5. I understand that any violation may be a breach of federal and/or state securities laws.


================================================================================
         I FULLY UNDERSTAND AND HEREBY SUBSCRIBE TO THIS CODE OF ETHICS.


                     --------------------------------------
                                      NAME


                     --------------------------------------
                                    SIGNATURE


                     --------------------------------------
                                      DATE
================================================================================

                                 RS INVESTMENTS
                                   17j-1 Form

Report of All Securities Transactions For the Calendar Quarter Ended:

To the Chief Compliance Officer:
         During the quarter referred to above, the following transactions were effected in securities of which I, or any member of my Family/Household, had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Firm.

-----------------------------------------------------------------------------------------------------------
    Date of      Security   Security    Nature of     No. of     Share     Dollar Amount Broker/Dealer or
  Transaction      Name      Symbol    Transaction    Shares     Price   of Transaction  Bank, including
                                       (Purchase,                                         Account Number
                                      Sale, Other)
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------


 Note: Include the interest rate and maturity date for transactions in corporate and municipal debt securities. Do not report transactions in
          U. S. Government securities, bankers' acceptances, bank certificates of deposit and commercial paper.

         This report (i) excludes transactions not required (by the Code of Ethics) to be reported, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.
         Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm's clients, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Firm for any of its clients.

I HAVE NOT LISTED SECURITIES TRANSACTIONS ABOVE, BECAUSE (PLEASE CHECK ONE):
[ ] No transactions to report. [ ] Confirms attached.* [ ] Transaction statements attached.*

* If attaching confirms or statements, please also list the Broker/Dealer or Bank and account numbers in the table above.

[ ] I CERTIFY THAT I HAVE NOT ENGAGED IN ANY TRANSACTION IN SECURITIES ON THE BASIS OF MATERIAL, NONPUBLIC INFORMATION IN VIOLATION OF APPLICABLE LAW.

SERVICE ON THE BOARD OR AS AN OFFICER OF ANOTHER COMPANY:
[ ] I certify that neither I nor any member of my Family/Household serves on the Board or as an Officer of a public company.

[ ] I have informed the Compliance Department that either I or a member of my Family/Household assumes such a position. COMPANY NAME:________________________

401(K) RE-ALLOCATIONS:

Automatic investments (in connection with payroll deductions or fund distributions) in 401(k) plans do not need to be reported. However, if you re-allocated this quarter, you do need to report the percentage changes, as this is considered a transaction of covered securities.

Please complete and return to Mai Nguyen no later than [ ]. If you cannot complete this form by the due date, please call x2718. Thank you for your cooperation.

Date: ____________________          Signature:       ___________________________
                                    Print Name:      ___________________________

                                   APPENDIX A

                  FORM OF QUARTERLY CODE OF ETHICS CERTIFICATE
         OF RSIM BOARD MEMBER WHO IS NOT CLASSIFIED AS AN ACCESS PERSON


     The undersigned, a director of RS Investment Management Co. LLC ("RSIM"), hereby certifies to RSIM that, to the best knowledge of the undersigned, except as previously disclosed to RSIM's Chief Compliance Officer pursuant to RSIM's Code of Ethics, during the calendar quarter ended ________________, he or she, in connection with his or her regular functions or duties, did not recommend, participate in, have access to, or obtain nonpublic information regarding, the recommendation, purchase or sale of Covered Securities (as defined in the RSIM Code of Ethics) by any of RSIM's clients


                                            ____________________________________
                                            Name:
                                            Title:  Director


                                            Dated: _____________________________


PLEASE COMPLETE AND SIGN THIS FORM AS INDICATED ABOVE AND RETURN TO RSIM'S CHIEF COMPLIANCE OFFICER NO LATER THAN 10 CALENDAR DAYS AFTER THE END OF ______ THE CALENDAR QUARTER ON WHICH YOU ARE REPORTING.